UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report

June 23, 2020

(Date of earliest event reported)

ERBA Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14798	11-3500746
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

14100 NW 57th Court Miami Lakes, Florida		33014
(Address of principal executive offices)		(Zip Code)

(305) 324-2300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On June 23, 2020, ERBA Diagnostics, Inc. (the “Corporation”), entered into, and consummated the transactions contemplated by, a Deed of Sale (the “Deed of Sale”) with Inovabio S.r.l., Redix Consulting Limited Liability Company and Kolodziejczyk Waldemar (collectively, the “Buyers”, and each, a “Buyer”), pursuant to which the Buyers purchased from the Corporation all of the issued and outstanding shares of capital stock in Delta Biologicals, S.r.l (“Delta”), the Corporation’s wholly owned subsidiary located in Italy (the “Acquisition”), for the aggregate net purchase price of 50,000 Euros (the “Purchase Price”). At the closing of the Acquisition, each of the Buyers issued a promissory note in favor of the Corporation, which promissory notes collectively have an aggregate principal amount of the Purchase Price, are due and payable on June 22, 2021, and were registered with the government of the Italian Republic. The Acquisition, the Deed of Sale and each of the promissory notes are governed by the laws of the Italian Republic.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ERBA DIAGNOSTICS, INC.

Dated: July 6, 2020	By:	/s/ David Barka
David Barka,
Interim Chief Executive Officer